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                                                                     EXHIBIT 1.1

                          PHILIP MORRIS COMPANIES INC.

            DEBT SECURITIES, WARRANTS TO PURCHASE DEBT SECURITIES
                             AND CURRENCY WARRANTS

                             UNDERWRITING AGREEMENT
                             ----------------------
                          DATED AS OF JANUARY 1, 1994

  1. Introductory. Philip Morris Companies Inc., a Virginia corporation ("Company"), proposes to issue and sell from time to time certain of its debt securities and warrants to purchase certain of its debt securities in an aggregate principal amount expressed in U.S. dollars or in such foreign currencies or currency units as the Company shall designate at the time of offering, and currency warrants representing the right to receive from the Company the cash value in U.S. dollars of the right to purchase and/or sell a designated amount of U.S. dollars for a designated amount (the "Base Currency Amount") of a specified foreign currency or currency unit (a "Base Currency") as shall be determined by the Company at the time of offering. Such debt securities, warrants, debt securities subject to such warrants and currency warrants, registered under the registration statement referred to in Section 2(a), are hereinafter collectively referred to as "Registered Securities". Registered Securities involved in any offering referred to below are hereinafter collectively referred to as "Securities", such debt securities that are Securities are hereinafter referred to as "Purchased Debt Securities", warrants to purchase debt securities that are Securities are hereinafter referred to as "Debt Warrants", debt securities subject to warrants that are Securities are hereinafter referred to as "Warrant Debt Securities", currency warrants are hereinafter collectively referred to as "Currency Warrants", Purchased Debt Securities and Warrant Debt Securities are hereinafter collectively referred to as "Debt Securities" and Purchased Debt Securities, Debt Warrants and Currency Warrants are hereinafter collectively referred to as "Purchased Securities". The Debt Securities will be issued under an Indenture, dated as of August 1, 1990, as supplemented and amended by a First Supplemental Indenture dated as of February 1, 1991 and a Second Supplemental Indenture dated as of January 21, 1992 ("Indenture"), between the Company and Chemical Bank, as Trustee, the Debt Warrants will be issued under a debt warrant agreement (the "Debt Warrant Agreement"), between the Company and a bank or trust company, as Debt Warrant Agent, specified in the Terms Agreement referred to in Section 3 and the Currency Warrants will be issued under a currency warrant agreement (the "Currency Warrant Agreement"), between the Company and a bank or trust company, as Currency Warrant Agent, specified in the applicable Terms Agreement, in one or more series or issues, which may vary as to interest rates, maturities, redemption provisions, exercise prices, expiration dates, selling prices, currency or currency units and other terms, with in each case all such terms for any particular Registered Securities being determined at the time of sale. Particular Purchased Securities will be sold pursuant to a Terms Agreement and for resale in accordance with terms of offering determined at the time of sale.

  The firm or firms which agree to purchase the Purchased Securities are hereinafter referred to as the "Underwriters" of such Purchased Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 6 and 7 and the second sentence of Section 3), shall mean the Underwriters.

  2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

    (a) A registration statement (No. 33-49195), including a prospectus, relating to the Registered Securities has been filed with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus".

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    (b) On the effective date of the registration statement relating to the
  Registered Securities, such registration statement conformed in all respects to the requirements of the Securities Act of 1933 ("Act"), the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the date of each Terms Agreement referred to in
  Section 3 and on each Closing Date as defined in Section 3, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

  3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Purchased Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Purchased Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Purchased Debt Securities, the number of Debt Warrants and the number of Currency Warrants to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Purchased Securities not already specified in the Indenture, the Debt Warrant Agreement or the Currency Warrant Agreement, as the case may be, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements, the exercise price of the Debt Warrants to be purchased, the principal amount of Warrant Debt Securities issuable upon exercise of one such Debt Warrant, the date after which such Debt Warrants are exercisable, the expiration date thereof and the date, if any, such Debt Warrants are detachable and whether any of the Purchased Debt Securities or Debt Warrants may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below), and in the event any Currency Warrants are to be sold, the conditions and procedures relating to exercise, expiration date, Base Currency, Base Currency Amount and formula for determining Cash Settlement Value (as defined in the Currency Warrant Agreement). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Purchased Securities will be several and not joint. It is understood that the Underwriters propose to offer the Purchased Securities for sale as set forth in the Prospectus. The Purchased Securities delivered to the Underwriters on the Closing Date will be in fully registered or bearer form with respect to any Debt Securities, and in fully registered form with respect to Debt Warrants, in each case in such denominations and numbers and registered in such names as the Underwriters may request, and will be represented by a single global Currency Warrant in the case of Currency Warrants.

  If the Terms Agreement provides for sales of Purchased Debt Securities or Debt Warrants pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Purchased Debt Securities or Debt Warrants pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Purchased Debt Securities and number of Debt Warrants to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery

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Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Purchased Debt Securities and number of Debt Warrants, as the case may be, to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Purchased Debt Securities or number of Debt Warrants set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the Purchased Debt Securities and Debt Warrants that are the Contract Securities.

  4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to Simpson Thacher & Bartlett, counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of
Securities:

    (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

    (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

    (c) As soon as practicable, but not later than 18 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the most recent effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Act).

    (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

    (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

    (f) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 (the

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  "Exchange Act") or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

    (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

    (h) For a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, if any Debt Securities are being issued, without the prior consent of the Representatives, the Company will not offer or contract to sell or, except pursuant to a commitment entered into prior to the date of the Terms Agreement, sell or otherwise dispose of any debt securities denominated in the currency or currency unit in which the Securities are denominated and issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or, if any Currency Warrants are being issued, any currency warrants having the same Base Currency as any such Currency Warrants.

  5. Conditions to the Obligations of the Company and the Underwriters With Respect to Currency Warrants. If any Currency Warrants are to be purchased hereunder, the obligations of the Company and the obligations of the Underwriters hereunder are subject to the conditions that (i) not later than the date of the applicable Terms Agreement, a United States national securities exchange (the "Exchange") shall have approved such Currency Warrants for listing, subject to official notice of issuance, and (ii) as of the date of the applicable Terms Agreement, the Company's registration statement on Form 8-A relating to the Securities (the "Form 8-A") shall have become effective under the Exchange Act.

  6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

    (a) On or prior to the date of the Terms Agreement, the Representatives, or counsel for the Underwriters, shall have received a letter of Coopers & Lybrand, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

      (i) in their opinion, the financial statements and schedules of the Company audited by them and included in the prospectus contained in the registration statement relating to the Registered Securities, as amended at the date of such letter, comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

      (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS No. 71") on any unaudited interim condensed consolidated financial statements of the Company included in such prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited interim condensed consolidated financial statements, if any, of the Company included in such prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Quarterly Reports on Form 10-Q and the related published Rules and Regulations or (B) that any material modifications should be made for them to be in conformity with generally accepted accounting principles;


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      (iii) on the basis of a reading of any unaudited pro forma condensed combined financial statements of the Company included in such prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma condensed combined financial statements included in such prospectus do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of those statements; and

      (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in such prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are obtained from accounting records that are subject to the internal control structure, policies and procedures of the Company's accounting system or are derived directly from such accounting records by analysis or computation) with the results obtained from procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

    (b) No stop order suspending the effectiveness of the Registration Statement or, if any Currency Warrants are being issued, the Form 8-A, or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

    (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change in the capital stock or long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or, if any Currency Warrants are being issued, the Exchange, or any setting of minimum prices for trading on the New York Stock Exchange or, if applicable, the Exchange, or any suspension of trading of any securities of the Company on any United States exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities, or the authorities of any country which is the issuer of a Base Currency or in whose currency any Purchased Debt Securities or Debt Warrants are denominated under the applicable Terms Agreement; (v) any outbreak or escalation of major hostilities in which the United States or any country which is the issuer of a Base Currency or in whose currency any Purchased Debt Securities or Debt Warrants are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities; or (vi) any action by any governmental authority or any change, or any development involving a prospective change, involving currency exchange rates or exchange controls, which makes it impracticable or inadvisable in the reasonable judgment of the Representatives to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

    (d) The Representatives shall have received an opinion, dated the Closing Date, of Hunton & Williams, counsel for the Company, to the effect that:


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      (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure to so qualify would have a material adverse effect on the Company;

      (ii) Philip Morris Incorporated, Philip Morris International Inc. and Kraft General Foods, Inc. have been duly incorporated and are existing corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus; all outstanding shares of capital stock of Philip Morris Incorporated, Philip Morris International Inc. and Kraft General Foods, Inc. are owned by the Company, free and clear of any lien, pledge and encumbrance or claim of any third party;

      (iii) the Indenture, any Debt Warrant Agreement and any Currency Warrant Agreement have been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Purchased Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture, any Debt Warrant Agreement, any Currency Warrant Agreement and the Securities other than any Warrant Debt Securities and any Contract Securities constitute, and any Warrant Debt Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to any Debt Warrant Agreement, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities other than any Warrant Debt Securities and any Contract Securities conform, and any Warrant Debt Securities and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus;

      (iv) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Purchased Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

      (v) the execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement), any Debt Warrant Agreement, any Currency Warrant Agreement and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws of the Company, Philip Morris Incorporated, Philip Morris International Inc. or Kraft General Foods, Inc., or, to the best of the knowledge of such counsel, the charter or by-laws of any other subsidiary of the Company, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

      (vi) the Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or

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    are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, or any amendment or supplement thereto, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or any such amendment or supplement; and

      (vii) the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

In rendering such opinion, Hunton & Williams may state that (1) in clause (iii) with respect to the validity and enforceability of the Indenture, any Debt Warrant Agreement, any Currency Warrant Agreement and the Securities, and in clause (iv) and in clause (v) with respect to any statute, rule, regulation or order of any governmental agency, body or court and the power and authority of the Company to authorize, issue and sell the Securities, such counsel has assumed that under the laws of any country in whose currency any Securities are denominated, if other than in U.S. dollars, that no consent, approval, authorization, or order of, or filing with any governmental agency, body or court is required for the consummation of the transactions contemplated hereunder in connection with the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in any breach or violation of any of the terms and provisions in any statute, rule, regulation or order of any governmental agency or body or any court, and (2) in clause (iii) with respect to the enforceability of the Indenture, no opinion is expressed with respect to Section 516 thereof. Such counsel may note that (a) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (b) with respect to a foreign currency obligation a United States Federal court in New York may award judgment in United States dollars, provided that such counsel expresses no opinion as to the rate of exchange such court would apply.

    (e) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett may rely as to the incorporation of the Company and all other matters governed by Virginia law upon the opinion of Hunton & Williams referred to above.

    (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement

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  or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

    (g) The Representatives shall have received a letter, dated the Closing Date, of Coopers & Lybrand, which reconfirms the matters set forth in their letter delivered pursuant to subsection (a) of this Section and states in effect that:

      (i) in their opinion, any financial statements or schedules examined by them and included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

      (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, on any unaudited interim condensed consolidated financial statements of the Company included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section, reading the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

        (A) the unaudited interim condensed consolidated financial statements of the Company, if any, included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or require any material modifications to be made for them to be in conformity with generally accepted accounting principles;

        (B) at the date of the latest available consolidated balance sheet of the Company read by such accountants, or at a subsequent specified date not more than five business days prior to the Closing Date, there was any decrease in the outstanding common stock, or consolidated earnings reinvested in the business of the Company other than any decrease resulting from the declaration of regular quarterly cash dividends, or any issuance or assumption of long-term debt by the Company, Philip Morris Incorporated, Philip Morris International Inc., Kraft General Foods, Inc. or Philip Morris Capital Corporation (exclusive of any short-term borrowings reclassified as long-term based upon the Company's ability and intention to refinance these short-term borrowings on a long-term basis), or, at the date of the latest available consolidated balance sheet of the Company read by such accountants, there was any decrease in consolidated net current assets or net assets, all as compared with amounts shown on or included in the latest balance sheet of the Company included in the Prospectus; or

        (C) for the period from the date of the latest consolidated statement of earnings of the Company included in the Prospectus to the date of the latest available consolidated statement of earnings of the Company read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating revenues, operating income, net earnings or the historical ratio of earnings to fixed charges of the Company and consolidated subsidiaries;

    except in all cases set forth in clauses (B) and (C) above for issuances or assumptions or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

      (iii) with respect to the unaudited capsule information of the Company, if any, included in the Prospectus:

        (A) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 on the unaudited interim condensed consolidated financial statements of the Company from which such unaudited capsule information was derived, reading such unaudited capsule information, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                (1) the amounts contained in the unaudited capsule information included in the Prospectus do not agree with the amounts set forth in the unaudited interim condensed consolidated financial statements of the Company from which such amounts were derived; and

                (2) the amounts contained in the unaudited capsule information included in the Prospectus were not determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Prospectus; or

        (B) if the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71 have not been performed on the unaudited interim condensed consolidated financial statements of the Company from which such unaudited capsule information was derived, they have:

                (1) read the unaudited capsule information and agreed the
              amounts contained therein with the Company's accounting records from which it was derived; and

                (2) inquired of certain officials of the Company who have
              responsibility for financial and accounting matters whether the unaudited capsule information was determined on a basis substantially consistent with that of the corresponding financial information in the latest audited financial statements of the Company included in the Prospectus; and

      (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information included in the Prospectus and not covered by their letter delivered pursuant to subsection (a) of this Section (in each case to the extent that such dollar amounts, percentages and other financial information are obtained from accounting records that are subject to the internal control structure, policies and procedures of the Company's accounting system or are derived directly from such accounting records by analysis or computation) with the results obtained from procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for the purposes of this subsection.

    (h) The Representatives shall have received, so long as financial statements audited by any independent accountants for or with respect to any entity acquired by the Company are included in the Prospectus, a letter, dated the Closing Date, of such accountants confirming that as of a specified date immediately prior to such acquisition and during the period covered by the financial statements on which they reported, they were independent accountants with respect to such entity within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

      (i) in their opinion, the consolidated financial statements audited by them and included in the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations, with respect to Registration Statements on Form S-3; and

      (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited financial statements of such entity at any date and for any period ending on or prior to the date of the latest unaudited balance sheet of such entity included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made for them to be in conformity with generally accepted accounting principles.

  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

    (i) The Representatives shall have received from counsel, satisfactory to the Representatives, such opinion or opinions, dated the Closing Date, with respect to compliance with the laws of any country, other than the United States, in whose currency Purchased Debt Securities or Debt Warrants are denominated or which is the issuer of a Base Currency, the validity of the Securities, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

    (j) If any Currency Warrants are to be purchased, no order suspending trading or striking or withdrawing such Currency Warrants from listing and registration under the Exchange Act shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission or by the Exchange.

    (k) If applicable to the offering of any Securities, the Representatives shall have received an opinion from Sutherland, Asbill & Brennan, special tax counsel for the Company, dated the Closing Date, confirming their opinion as to United States tax matters set forth in the Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

  7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein; and provided further that as to any preliminary prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage or liability arising from the sale of Purchased Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(d). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a preliminary prospectus or the Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor.

  (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

  8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities under the Terms Agreement and the aggregate amount of the Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate amount of the Purchased Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Purchased Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Purchased Securities with respect to which such default or defaults occur exceeds 10% of the aggregate amount of the Purchased Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Purchased Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. As used in this Section only, the "aggregate amount" of Purchased Securities shall mean the aggregate principal amount of any Purchased Debt Securities plus the public offering price of any Debt Warrants or Currency Warrants included in the relevant offering of Purchased Securities. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the amount of Purchased Debt Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

  The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

  9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Purchased Securities. If the obligations of the Underwriters with respect to any offering of Securities are terminated pursuant to Section 8 or if for any reason the purchase of the Purchased Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Purchased Securities by the Underwriters is not consummated other than because of the termination of this Agreement pursuant to Section 8 or a failure to satisfy the conditions set forth in Section 6(c), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

  10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 120 Park Avenue, New York, New York 10017, Attention: Dede Thompson Bartlett, Vice President and Secretary.

  11. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

  12. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                                         ANNEX I

 (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,
               New York time, on .......... ........, 19....*.)

                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                        [Insert date of initial public offering]

Philip Morris Companies Inc.
 c/o [Insert name and address of lead Underwriter]

    Attention:

Gentlemen:

  The undersigned hereby agrees to purchase from Philip Morris Companies Inc., a Virginia corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert--as of the date hereof, for
delivery on     , 19  ("Delivery Date"),]

                   $........................................

principal amount of the Company's [Insert title of debt securities] ("Debt Securities") and

                    ........................................

of the Company's [Insert title of warrants] ("Debt Warrants") (collectively, the "Securities"), offered by the Company's Prospectus dated , 19 and a Prospectus Supplement dated , 19 relating thereto, receipt of copies of which is hereby acknowledged, at % of the principal amount of the Debt Securities plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

  [If two or more delayed closings, insert the following:

  The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Debt Securities and Debt Warrants in the principal amounts and number, respectively, set forth below:

                                  PRINCIPAL AMOUNT  NUMBER
                                      OF DEBT      OF DEBT
              DELIVERY DATE          SECURITIES    WARRANTS
              -------------       ---------------- --------
         ........................       ....         ....

         ........................       ....         ....

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

  Payment for the Securities that the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day)
funds at the office of                  at     .M. on [the] [such] Delivery
Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denominations or numbers and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

- --------
  * Insert date which is third full business day prior to Closing Date under the Terms Agreement.

  It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

  Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

  This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

  It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                 Yours very truly,

                                     ..........................................
                                                (Name of Purchaser)

                                     By .......................................
                                        .......................................
                                                (Title of Signatory)
                                        .......................................
                                        .......................................
                                               (Address of Purchaser)

Accepted, as of the above date.

Philip Morris Companies Inc.

  By ..................................
                     (Insert Title)

                          PHILIP MORRIS COMPANIES INC.
                                  ("COMPANY")

                     DEBT SECURITIES, WARRANTS TO PURCHASE
                     DEBT SECURITIES AND CURRENCY WARRANTS

                                TERMS AGREEMENT
                                ---------------
                                                                          , 199

Philip Morris Companies Inc.
120 Park Avenue
New York, New York 10017

Attention: Hans G. Storr,
           Executive Vice President and Chief Financial Officer

Dear Sirs:

  On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities, Warrants to Purchase Debt Securities and Currency Warrants dated as of January 1, 1994 ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                                DEBT SECURITIES

Title:

Principal Amount: $

Interest Rate:   % from       , 199 , payable:

Maturity:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Optional Redemption:

Sinking Fund:

Delayed Delivery Contracts: [authorized] [not authorized]

  Delivery Date:

  Minimum Contract:

  Maximum aggregate principal amount:

  Fee:  %

Purchase Price: %, plus accrued interest, or amortized original issue discount, if any, from 19 .

Expected Reoffering Price:

                                 DEBT WARRANTS

Number of Debt Warrants to be issued:

Debt Warrant Agreement:

Form of Debt Warrants: Registered

Issuable jointly with Debt Securities: [Yes] [No]

  [Number of Debt Warrants issued with each $   principal amount of Debt
Securities:]

  [Detachable Date:]

Date from which Debt Warrants are exercisable:

Date on which Debt Warrants expire:

Exercise price of Debt Warrants:

Expected Reoffering price: $

Purchase price: $

Title of Warrant Debt Securities:

Principal amount of Warrant Debt Securities purchaseable upon exercise of one Debt Warrant:

Interest Rate:   % from       , 199 , payable:

Maturity:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Optional Redemption:

Sinking Fund:

                               CURRENCY WARRANTS

Title of Currency Warrants:

Type of Currency Warrant:

Number of Currency Warrants to be issued:

Base Currency:

Currency Warrant Agreement:

Number of Warrants issued with each $   principal amount of Debt Securities:

Date from which Currency Warrants are exercisable:

Date on which Currency Warrants expire:

Circumstances causing automatic exercise:

Minimum exercise amount:

Base Currency Amount:

Cash Settlement Value Formula:

Strike price(s) of Currency Warrants:

Expected Reoffering price: $

Purchase price: $

                               ----------------


Names and Addresses of Representatives:


  The respective principal amounts of the Debt Securities and number of Debt Warrants and or Currency Warrants to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

  The provisions of the Underwriting Agreement are incorporated herein by reference.

  The Closing will take place at    A.M., New York City time, on       , 199 ,
at the offices of Philip Morris Companies Inc., 120 Park Avenue, New York, New York.

  The Securities will be made available for checking and packaging at the office of Chemical Bank at least 24 hours prior to the Closing Date.

  Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

                                        Very truly yours,

                                  SCHEDULE A

                               DEBT SECURITIES

         UNDERWRITER                                  PRINCIPAL AMOUNT
         -----------                                  ----------------


                                DEBT WARRANTS


                                                      NUMBER OF DEBT
        UNDERWRITER                                      WARRANTS
        -----------                                   --------------


                              CURRENCY WARRANTS



                                                     NUMBER OF CURRENCY
        UNDERWRITER                                      WARRANTS
        -----------                                  ------------------